EXHIBIT INDEX - EXHIBIT 99


             Exhibit
             Number    Description of Exhibit
             ------    ----------------------

             2.1 Acquisition Agreement dated December 3, 1993, by and among the Registrant, Robert S. Weiner, Randall J. Hatch, Nancy O'Donnell, John O'Donnell, Jacqueline A. Colando, Traccton
                       Corp., Prince Street Holding Company,
                       Steven C. Andrade and Robert D.
                       Williams

             10.12 (b) First Amendment to Second Amended and
                       Restated Credit Agreement dated as of
                       December 1, 1993, among the Registrant
                       (and certain direct and indirect
                       subsidiaries), Trust Company
                       Bank and The First National Bank of
                       Chicago


             11        Statement re:  Computation of Per
                       Share Earnings

             21        Subsidiaries of the Registrant

             23  (a)   Consent of BDO Seidman


                  (b)  Consent of Deloitte & Touche

             24.       Power of Attorney (included on the
                       Signature Page to this Registration
                       Statement)